Exhibit 5--Legal Opinion


                                                                January 29, 1997

Re:  Bridge View Bancorp
     Registration Statement on Form SB-2
     -----------------------------------

Bridge View Bancorp
457 Sylvan Avenue
Englewood Cliffs, New Jersey 07632


Dear Sirs:

     We have acted as counsel for Bridge View Bancorp, a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 158,488 shares of common stock, no par value, of the Company (the "Common Stock") purchasable upon the exercise of outstanding warrants (the "Warrants") of the Company.

     In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company and such other certificates (including certificates of officers of the Company), records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.



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Bridge View Bancorp
January 29, 1997
Page 2


     Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Common Stock issuable upon exercise of the Warrants, such Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             Very truly yours,


                                             /s/ McCARTER & ENGLISH
                                                 --------------------------
                                                 McCarter & English